Exhibit 10.31

CORPORATE GUARANTY

This GUARANTY (this “Guaranty”), dated as of December 18, 2020, is made by Bonne Santé Natural Manufacturing, Inc. f/k/a Millennium Natural Manufacturing Corp., a Florida corporation, with a business address located at 900 Biscayne Blvd, Suite R107, Miami, FL 33132 (“Guarantor”), in favor and for the benefit of PEAH CAPITAL, LLC, a Delaware limited liability company with a business address located at 2650 NW 5th AVE, FL 33129, (“Lender”).

Reference is made to the and that certain that certain Promissory Note from Borrower to Lender, of even date herewith, in the principal amount of SEVEN HUNDRED THOUSAND and 00/100 DOLLARS ($700,000.00) and all replacements, substitutions, modifications, renewals and extensions thereof (the “Note”). Reference is further made to the and that certain Loan Agreement from Borrower to Lender encumbering of even date herewith, and all modifications or amendments thereto or extensions thereof (the “Loan Agreement” and together with the Note the “Underlying Agreement”), by and between Guarantor and Bonne Santé Group Inc., a Delaware corporation (collectively the “Borrower”) on the one hand, and Lender on the other hand.

Guarantor acknowledges that because of Guarantor’s relationship to Borrower, Guarantor will substantially benefit from the making of the loan from Lender to Borrower evidenced by the Note. Therefore, in consideration of the substantial direct and indirect benefits derived by Guarantor from the transactions under the Underlying Agreement, and in order to induce Lender to enter into the transaction contemplated by the Underlying Agreement, Guarantor hereby agrees as follows:

1. Guaranty. Guarantor absolutely, unconditionally and irrevocably guarantees, as primary Borrower and not merely as surety, the full and punctual payment and performance of all present and future obligations, liabilities, covenants and agreements required to be observed and performed or paid or reimbursed by Borrower under or relating to the Underlying Agreement, plus all costs, expenses and fees (including the reasonable fees and expenses of Lender’s counsel) in any way relating to the enforcement or protection of Lender’s rights hereunder (collectively, the “Obligations”).

2. Guaranty Absolute and Unconditional. Guarantor agrees that its Obligations under this Guaranty are irrevocable, continuing, absolute and unconditional and shall not be discharged or impaired or otherwise affected by, and Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a) Any illegality, invalidity or unenforceability of any Obligation or the Underlying Agreement or any related agreement or instrument, or any law, regulation, decree or order of any jurisdiction or any other event affecting any term of the Obligations.

(b) Any change in the time, place or manner of payment or performance of, or in any other term of the Obligations, or any rescission, waiver, release, assignment, amendment or other modification of the Underlying Agreement.

(c) Any taking, exchange, substitution, release, impairment, amendment, waiver, modification or non-perfection of any collateral or any other guaranty for the Obligations, or any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Obligations.

(d) Any default, failure or delay, willful or otherwise, in the performance of the Obligations.

(e) Any change, restructuring or termination of the corporate structure, ownership or existence of Guarantor or Borrower or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower or its assets or any resulting restructuring, release or discharge of any Obligations.

(f) Any failure of Lender to disclose to Guarantor any material information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower now or hereafter known to Lender, Guarantor waiving any duty of Lender to disclose such information.

(g) The failure of any other guarantor or third party to execute or deliver this Guaranty or any other guaranty or agreement, or the release or reduction of liability of Guarantor or any other guarantor or surety with respect to the Obligations.

(h) The failure of Lender to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Underlying Agreement or otherwise.

(i) The existence of any claim, set-off, counterclaim, recoupment or other rights that Guarantor or Borrower may have against Lender (other than a defense of payment or performance).

(j) Any other circumstance (including, without limitation, any statute of limitations), act, omission or manner of administering the Underlying Agreement or any existence of or reliance on any representation by Lender that might vary the risk of Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, Guarantor.

3. Certain Waivers; Acknowledgments. Guarantor further acknowledges and agrees as follows:

(a) Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Obligations, until the complete, irrevocable and indefeasible payment and satisfaction in full of the Obligations.

(b) This Guaranty is a guaranty of payment and performance and not of collection. Lender shall not be obligated to enforce or exhaust its remedies against Borrower or under the Underlying Agreement before proceeding to enforce this Guaranty.

(c) This Guaranty is a direct guaranty and independent of the obligations of Borrower under the Underlying Agreement. Lender may resort to Guarantor for payment and performance of the Obligations whether or not Lender shall have resorted to any collateral therefor or shall have proceeded against Borrower or any other guarantors with respect to the Obligations. Lender may, at Lender’s option, proceed against Guarantor and Borrower, jointly and severally, or against Guarantor only without having obtained a judgment against Borrower.

(d) Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non- performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Guaranty and any requirement that Lender protect, secure, perfect or insure any lien or any property subject thereto.

(e) Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is voided, rescinded or recovered or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower.

4. Subrogation. Guarantor waives and shall not exercise any rights that it may acquire by way of subrogation, contribution, reimbursement or indemnification for payments made under this Guaranty until all Obligations shall have been indefeasibly paid and discharged in full.

5. Representations and Warranties. To induce Lender to enter into the Underlying Agreement, Guarantor represents and warrants that: (a) Guarantor is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization; (b) this Guaranty constitutes Guarantor’s valid and legally binding agreement in accordance with its terms; (c) the execution, delivery and performance of this Guaranty have been duly authorized by all necessary action and will not violate any order, judgment or decree to which Guarantor or any of its assets may be subject; and (d) Guarantor is currently solvent and will not be rendered insolvent by providing this Guaranty.

6. Notices. All notices, requests, consents, demands and other communications hereunder (each, a “Notice”) shall be in writing and delivered to the parties at the addresses set forth herein or to such other address as may be designated by the receiving party in a Notice given in accordance with this section. All Notices shall be delivered by personal delivery, nationally recognized overnight courier, email, or certified or registered mail (return receipt requested, postage prepaid). Except as otherwise provided in this Guaranty, a Notice is effective only (a) with written confirmation of delivery or transmission; (b) upon receipt of the receiving party; and (c) if the party giving the Notice has complied with the requirements of this section. If Guarantor fails to comply with any of its Obligations under Section 3 or any other provision of this Agreement, Lender shall provide written notice of breach to Guarantor (the “Breach Notice”) consistent with the requirements set forth in this section. Guarantor shall then have five (5) business days from the date of receipt of the Breach Notice to cure the breach (the “Grace Period”) or provide written proof that no breach existed, the sufficiency of which shall be in Lender’s reasonable discretion. If Guarantor fails to cure any such breach within the Grace Period or fails to provide proof that no claimed breach existed, then Guarantor shall be deemed to be in default of this Guaranty.

7. Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers or obligations hereunder. Lender may assign this Guaranty and its rights hereunder without the consent of Guarantor. Lender shall provide notice of any such assignment to Guarantor. Any attempted assignment by Guarantor in violation of this section shall be null and void.

8. Governing Law; Service of Process; Submission to Jurisdiction. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF FLORIDA, WITHOUT REFERENCE TO ANY CHOICE OF LAW DOCTRINE. EACH PARTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6 HEREOF AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EXCLUSIVELY INSTITUTED IN ANY FEDERAL OR STATE COURT IN MIAMI-DADE COUNTY, FLORIDA AND GUARANTOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

9. Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OBLIGATIONS HEREUNDER.

10. Cumulative Rights. Each right, remedy and power hereby granted to Lender or allowed it by applicable law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Lender at any time or from time to time.

11. Severability. If any provision of this Guaranty is to any extent determined by final decision of a court of competent jurisdiction to be unenforceable, the remainder of this Guaranty shall not be affected thereby, and each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

12. Entire Agreement; Amendments; Headings; Effectiveness. This Guaranty constitutes the sole and entire agreement of Guarantor and Lender with respect to the subject matter hereof and supersedes all previous agreements or understandings, oral or written, with respect to such subject matter. No amendment or waiver of any provision of this Guaranty shall be valid and binding unless it is in writing and signed, in the case of an amendment, by both parties, or in the case of a waiver, by the party against which the waiver is to be effective. Section headings are for convenience of reference only and shall not define, modify, expand or limit any of the terms of this Guaranty. Delivery of this Guaranty by facsimile or in electronic (i.e., pdf or tif) format shall be effective as delivery of a manually executed original of this Guaranty.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

BONNE SANTÉ NATURAL
MANUFACTURING, INC., f/k/a Millennium Natural Manufacturing Corp.,
a Florida corporation.,

By	/s/ Alfonso J. Cervantes
Name:	Alfonso J. Cervantes
Title:	Executive Chairman
Date:	12/18/20